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DTE ENERGY COMPANY



                                                           EXHIBIT 5-3


                                                       November 15, 1995



DTE Energy Company
2000 Second Avenue
Detroit, Michigan 48226

Ladies and Gentlemen:

With respect to Amendment No. 2 (First Posteffective) on Form S-3 to the Registration Statement on Securities and Exchange Commission Form S-4 (the "Registration Statement") to be filed November 15, 1995 by DTE Energy Company, a Michigan corporation (the "Company"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 10,000,000 shares of the Common Stock (without par value) of the Company (the "Shares") to be offered pursuant to the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan") I, as Vice President and General Counsel of the Company, in conjunction with members of the Legal Department of The Detroit Edison Company, have examined such documents and questions of law as I have considered necessary or appropriate for the purposes of this opinion, and, on the basis of such examination, I advise you as follows:

1. Proper corporate proceedings have been taken by the Company so that the Shares have been validly authorized; and when (i) the Registration Statement has become effective under the Securities Act of 1933, as amended, and (ii) the Shares offered under the Plan have been sold as contemplated in the Registration Statement, such Shares, being outstanding stock, will continue to be validly issued, fully paid and nonassessable;
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DTE Energy Company
November 15, 1995
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2.       Under the laws as presently in effect in the State of Michigan, the jurisdiction of incorporation of the Company and the jurisdiction in which the Company conducts its operations and has its principal office, the holders of the Shares will not be subject to any personal liability as shareholders.

I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me as Vice President and General Counsel of the Company under the caption "Legal Opinions" in the Prospectus forming a part of the Registration Statement.

                                                   Very truly yours,


                                                   /s/ C. C. Nern
                                                   C. C. Nern

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